Exhibit 10.1

BLACKRIDGE RESEARCH, INC.

SUBSCRIPTION AGREEMENT

1. SUBSCRIPTION.  The undersigned (the “Subscriber”) has subscribed for convertible preferred stock (“Interests”) in the Company, in the amount indicated on the signature page of this Subscription Agreement.  In payment for the Interests, the Subscriber has paid to the Company the amount of such subscription.  The Company has accepted the Subscriber’s subscription.

2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY SUBSCRIBER.  The Subscriber hereby represents, warrants and agrees as follows:

(a) The Interests have been purchased by the Subscriber and not by any other person, with the Subscriber’s own funds and not with the funds of any other person, and for the account of the Subscriber, not as a nominee or agent and not for the account of any other person.

(b) The Subscriber understands that the Interests have not been registered or qualified under the Securities Act of 1933, as amended (the “1933 Act”), or any other securities law or regulation, on the ground, among others, that there will be no distribution or public offering of the Interests.  The Subscriber understands that the Interests will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of section 4(2) of the 1933 Act or applicable provisions of other securities laws and regulations, under the respective rules and regulations of the SEC and the administrators of such other laws and regulations thereunder.  The Subscriber understands that the Company is relying in part on the Subscriber’s representations herein for purposes of claiming such exemptions and such exemptions may not be available if, notwithstanding the Subscriber’s representations, the Subscriber has in mind merely acquiring Interests for resale on the occurrence or non-occurrence of some predetermined event.  The Subscriber has no such intention.

(c) The Subscriber, either alone or with the Subscriber’s professional advisers who are unaffiliated with, have no equity interest in and are not compensated by the Company or any Affiliate or selling agent of the Company, directly or indirectly, has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in Interests and has the capacity to protect the Subscriber’s own interests in connection with the Subscriber’s proposed investment in Interests.

(d) The Subscriber has had the opportunity to review information about the company and to talk with the company’s CEO and ask questions.

(e) Intentionally omitted.

(f) The Subscriber understands that the Company is prohibited from accepting subscriptions for Interests by any person or entity that is acting, directly or indirectly, in violation of any anti-money laundering laws, rules, regulations, treaties or other restrictions, or on behalf of any suspected terrorist or terrorist organization, including any person, entity or organization that is included on any so-called “watch list” maintained by any governmental agency of the U.S. (including, but not limited to, the U.S. Central Intelligence Agency, the U.S. Department of the Treasury, the U.S. Federal Bureau of Investigation, the IRS, the U.S. Office of Foreign Assets Control and the SEC) (each such person or entity being called herein a “Prohibited Investor”).

The assets used to subscribe for the Interests hereby were not derived, directly or indirectly, from any illegal activity or source.

(g) Intentionally omitted.

(h) Unless otherwise approved by the Company, distributions of the Company’s assets to the Subscriber (whether as a result of a distribution to all Partners or in connection with a withdrawal by the Subscriber) shall be made (1) only to the Subscriber (as reflected on the Company’s books and records) and (2) only through accounts held at a U.S. bank or non-U.S. bank organized within a jurisdiction, territory or region approved by the Financial Action Task Force.

(i) The Subscriber acknowledges that the Subscriber has been furnished with such financial and other information concerning the Company and the business and proposed business of the Company as the Subscriber considers necessary in connection with the Subscriber’s investment in Interests.  The Subscriber is thoroughly familiar with the risks of investing in the Company and has discussed with representatives of the Company any questions the Subscriber may have had with respect thereto.  The Subscriber understands:

(1) The risks involved in this subscription, including the speculative nature of the investment;
(2) The financial hazards involved in this offering, including the risk of losing the Subscriber’s entire investment; and
(3) The lack of liquidity and restrictions on transfers of Interests.

(j) The Subscriber understands that the investment in Interests is highly speculative and is able to bear the economic risk of such investment.  The Subscriber is an “accredited investor” as defined in the Offering Questionnaire attached hereto as Appendix I.  If the Subscriber has initialed category (13) in Part E of such Offering Questionnaire, all direct and indirect equity owners of the Subscriber are also accredited investors.

(k) If the Subscriber is an individual, the Subscriber is over twenty-one years of age (or the age of majority in the Subscriber’s state of residence).  The requirements of the preceding sentence will be deemed met if the Subscriber is acting as a custodian, trustee or legally appointed personal representative for the beneficial investor (who may be under such age).

(l) If the Subscriber is a corporation, limited liability company, partnership, trust or other entity:

(1) The Subscriber is not a foreign corporation, foreign limited liability company, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Regulations promulgated thereunder).

(2) Unless otherwise disclosed in writing to the Company, the Subscriber (i) was not formed for the purpose of investing in Interests, (ii) less than forty percent of the Subscriber’s total assets will be invested in the Company, and (iii) the Subscriber has or will have other substantial business or investments.

(m) If the Subscriber is a corporation, limited liability company, partnership, trust or other entity and is not an ERISA Member, less than twenty-five percent of the value of each class of equity interests in the Subscriber (excluding from the computation non-Employee Benefit Plan interests of any individual or entity with discretionary authority or control over the assets of the Subscriber) is held by benefit plan investors, as defined in the Department of Labor’s “plan asset” regulations at 29 C.F.R. §2510.3-101 (“Benefit Plan Investors”).  If the Subscriber is as described in the preceding sentence and at any time twenty-five percent or more of the value of any class of equity interests in the Subscriber (computed as described in the preceding sentence) is or becomes held by Benefit Plan Investors (in which event, the Subscriber shall be or become a “25% Subscriber”), the Subscriber shall immediately disclose such fact to the Company.  If the Subscriber is or becomes a 25% Subscriber or an ERISA Member, the person signing this Subscription Agreement on behalf of the Subscriber hereby represents and warrants as follows:

(1) If the Subscriber is an ERISA Member that is subject to Title I of ERISA, such person is either a named fiduciary of the ERISA Member (as defined in ERISA section 402(a)(2)) or an investment manager of the ERISA Member (as defined in ERISA section 3(38)) with full authority under the terms of the ERISA Member’s governing documents and full authority from all of the ERISA Member’s beneficiaries, if required, to cause the Employee Benefit Plan to invest in the Company.  Such investment has been duly approved by all other named fiduciaries whose approval is required, if any, and is not prohibited or restricted by any provision of the ERISA Member’s governing documents or of any related instrument.

(2) If the Subscriber is an ERISA Member that is subject to Title I of ERISA or a 25% Subscriber whose assets include assets of a Benefit Plan Investor under the “plan asset” regulations, such person has independently determined that the investment by the ERISA Member or 25% Subscriber in the Company satisfies all requirements of ERISA section 404(a)(1), specifically including the “prudent man” standards of ERISA section 404(a)(1)(B) and the “diversification” standard of section 404(a)(1)(C), and will not be prohibited under any provision of ERISA section 406 or Code section 4975(c)(1).  Such person has requested and received all information from the Company that such person, after due inquiry, considered relevant to such determinations.  In determining that the requirements of ERISA section 404(a)(1) are satisfied, such person has taken into account the risk of loss of part or all of the ERISA Member’s or 25% Subscriber’s investment and that an investment in the Company will be relatively illiquid, and Companys so invested will not be readily available for the payment of employee benefits.  Taking into account these factors and all other factors relating to the Company, the undersigned has concluded that investment in the Company constitutes an appropriate part of the ERISA Member’s or 25% Subscriber’s overall investment program.

(3) Such person will notify the Company, in writing, of any alteration in the identity of any named fiduciary or investment manager, including such person who has the authority to approve investments in the Company.

(4) Neither the Company nor any affiliate of the Company has rendered any investment advice (within the meaning of section 3(21) of ERISA and the regulations thereunder) to the Subscriber (or, if the Subscriber is a 25% Subscriber, to any Benefit Plan Investor investing in the 25% Subscriber) with respect to the assets that will be invested in the Company on a regular basis pursuant to a mutual understanding, arrangement or agreement, written or otherwise, between the Subscriber (or, if the Subscriber is a 25% Subscriber, between any Benefit Plan Investor investing in the 25% Subscriber) and any of such parties who will act in regard to the Company, and none of such parties renders any investment advice to the Subscriber or to any such Benefit Plan Investor that furnishes a primary basis for investment decisions with respect to assets of the Subscriber or of any such Benefit Plan Investor.

If the Company or any Affiliate, director, officer, member, manager, partner, employee or agent of the Company is ever held to be a fiduciary, it is agreed that, in accordance with ERISA sections 405(c)(1), 405(c)(2) and 405(d), the fiduciary responsibilities of that person shall be limited to such person’s duties in administering the business of the Company, and such person shall not be responsible for any other duties with respect to any ERISA Member or any Benefit Plan Investor investing in the 25% Subscriber (specifically including evaluating the initial or continued appropriateness of any such ERISA Member’s investment in the Company under ERISA section 404(a)(1)).  The Company may, but shall not be required to, elect to report the Company’s underlying assets directly to the DOL pursuant to 29 C.F.R. 2520.103-12.

(n) This Subscription Agreement constitutes a legal, valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms.  The Subscriber, if not an individual, is empowered and duly authorized to enter into this Subscription Agreement (including the power of attorney herein) under any governing document, operating agreement, partnership agreement, trust instrument, pension plan, charter, articles or certificate of incorporation or organization, bylaw provision or the like.  The person, if any, signing this Subscription Agreement on behalf of the Subscriber is empowered and duly authorized to do so by the governing document, trust instrument, operating agreement, partnership agreement, pension plan, charter, articles or certificate of incorporation or organization, bylaw provision, board of directors or stockholder resolution, or the like.

(o) Intentionally omitted.

(p) The Subscriber recognizes and agrees that non-public information concerning the Subscriber set forth in this Subscription Agreement or otherwise disclosed by the Subscriber to the Company, or other agents of the Company, such as the Subscriber’s name, address, social security number, assets and income, and information regarding the Subscriber’s investment in the Company (collectively, the “Information”) may be disclosed only as required by law.  The Company restricts access to the Information to their employees who need to know the Information to provide services to the Company, and maintain physical, electronic and procedural safeguards to guard the Information.  In all events, the Company may disclose investor information as otherwise required by applicable law.  The Subscriber acknowledges and agrees that (i) information relating to the identity of each Subscriber shall appear on the Register of the Company and may appear in the financial statements of the Company, and (ii) other investors shall receive such Information and share such information with their advisors and other parties.  The Subscriber has received and read a copy of the Company’s Client Privacy Notice attached hereto as Appendix III.

(q) The Subscriber hereby requests and agrees, except as otherwise required by applicable law, the Company shall refrain from sending to the Subscriber (i) any information regarding the customer relationship as contemplated by 16 CFR Part 313, §313.9(c)(2) (the “FTC’s Final Privacy Rules”), and (ii) any annual privacy notice as contemplated by the FTC’s Final Privacy Rules; provided, however, that the Company shall keep an annual privacy notice with the books and records of the Company and such annual privacy notice shall be available to the Subscriber upon request.  The Subscriber understands that, at any time subsequent to the initial closing of the Company, it may elect to receive any information contemplated by the preceding clauses (i) and (ii) above, to the extent that the Company is required by applicable law to deliver such information, by providing reasonable prior written notice to the Company to such effect.

(r) Except as modified by any schedule of exceptions provided at the time the offer is made, any offer to purchase additional Interests that the Subscriber may make after becoming an investor shall be deemed to have been made subject to all of the terms and conditions of this Subscription Agreement, and the Subscriber shall be deemed at the time each additional subscription is accepted to have reaffirmed all of the representations, warranties and agreements contained herein for the benefit of the Company, and its affiliates and direct and indirect members, partners, directors, officers, managers, employees, controlling persons and agents.

(s) Other than items delivered to the Subscriber  by the Company in writing, the Subscriber acknowledges that no other literature is to be considered by the Subscriber in making a decision to invest in the Interests, and that no dealer, salesperson, sales agent or other third party has been authorized to give any information or to make any representations other than those contained herein and/or such other items delivered to the Subscriber by the Company in writing, and, to the extent any such other information has been given and/or such other representations have been made, they are not to be relied upon by the Subscriber.

3. [intentionally omitted]

4. AGREEMENT TO REFRAIN FROM ILLEGAL RESALES.  The Subscriber agrees that the Subscriber shall in no event pledge, hypothecate, sell, transfer, assign or otherwise dispose of any Interests, nor shall the Subscriber receive any consideration for Interests from any person, unless and until prior to any proposed pledge, hypothecation, sale, transfer, assignment or other disposition, the Subscriber shall have complied with all requirements and conditions of all applicable securities laws..

5. CERTIFICATES TO BE LEGENDED.  The Subscriber understands and agrees that the note, instrument, or certificate, if any, representing or relating to Interests may bear such legends as the Company may consider necessary or advisable to facilitate compliance with the 1933 Act and any other applicable securities law or regulation, including, without limitation, legends stating that the Interests have not been registered or qualified under the 1933 Act or any other securities law and setting forth the limitations on disposition.

6. INTERESTS WILL BE RESTRICTED SECURITIES.  The Subscriber understands that the Interests will be “restricted securities” as that term is defined in Rule 144 under the 1933 Act and, accordingly, that the Interests may only be disposed of pursuant to the provisions of Rule 144.

7. COMPANY MAY REFUSE TO TRANSFER.  If, in the reasonable opinion of counsel for the Company, the Subscriber has acted or at any time hereafter shall have acted in a manner inconsistent with the representations and warranties in this Subscription Agreement, the Company may refuse to transfer the Interests until such time as such counsel is of the opinion that such transfer will not require registration or qualification of Interests under the 1933 Act or any other securities law or registration of the Company under the Investment Company Act of 1940 (the “1940 Act”).

8. INDEMNIFICATION.  The Subscriber agrees to indemnify and defend the Company,  and each of their respective affiliates, controlling persons, shareholders, members, managers, partners, directors, officers, employees and agents and hold them harmless from and against any and all claims, liabilities, losses, damages, settlements and expenses (including, without limitation, attorneys’ fees and expenses, expert witnesses’ fees and expenses and court costs) as and when suffered or incurred on account of or arising out of:

(a) Any breach of or inaccuracy in the Subscriber’s representations, warranties or agreements herein, including, without limitation, the defense of any claim based on any allegation of fact inconsistent with any of such representations, warranties or agreements;

(b) Any disposition of Interests contrary to any of such representations, warranties or agreements;

(c) Any action, suit or proceeding based on (1) a claim that any of such representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress under the 1933 Act or any other securities law, or (2) any disposition of any Interests or any part thereof or interest therein; or

(d) Any delay in the Subscriber’s Subscription, any freezing of the assets of the Subscriber, any suspension or delay of the Subscriber’s withdrawal rights, any delivery of the Subscriber’s assets invested in the Company to a governmental agency, or any other action, delay or disclosure pursuant to section 2(e), (f), (g) or (p) of this Subscription Agreement.

9. POWER OF ATTORNEY.  The Subscriber hereby irrevocably constitutes and appoints the Chief Executive Officer, with full power of substitution and resubstitution, the Subscriber’s true and lawful attorney, for the Subscriber and in the Subscriber’s name, place and stead and for the Subscriber’s use and benefit to sign, execute, deliver, certify, acknowledge, swear to, file, record and publish:

(a) The Company’s governing documents, and any amendments to either of such documents;

(b) Any other certificates, instruments, agreements and documents necessary to qualify or continue the Company as a corporation or an entity wherein members have limited liability in the states or other jurisdictions where the said attorney-in-fact deems necessary or advisable;

(c) All conveyances, assignments, documents of transfer or other instruments and documents necessary to effect the assignment of Interests or the dissolution and termination of the Company;

(d) All filings and submissions pursuant to any applicable law, regulation, rule, order, decree or judgment which, in the opinion of said attorney-in-fact, may be necessary or advisable in connection with the business of the Company; and

(e) Any governing documents or subscription documents of a liquidating Company.

The power of attorney granted herein is coupled with an interest, shall be irrevocable, shall survive the death, disability or incapacity of the Subscriber, shall be deemed given by each and every assignee and successor of the Subscriber and may be exercised by said attorney-in-fact by listing, or attaching a list of, the names of the Subscriber and other persons for whom the said attorney-in-fact is acting and such other certificates, instruments and documents with the single signature of an authorized signatory on behalf of the said attorney-in-fact acting as such for all of the persons whose names are so listed.

10. ARBITRATION.

(a) Administrator.  Any dispute between or among any of the parties or any of their affiliates arising out of, relating to or in connection with this Subscription Agreement shall be resolved by final and binding arbitration before an “Arbitrator” selected from and administered by JAMS (the “Administrator”) in accordance with its then existing arbitration rules or procedures regarding commercial or business disputes arising in the United States of America between residents of the United States of America.  The arbitration shall be held in New York, NY, or such other venue as is mutually agreed upon by the parties to such proceeding.

 (b) Discovery.  Depositions may be taken and full discovery may be obtained in any arbitration commenced under this provision.

(c) Hearing.  The Arbitrator shall, within fifteen (15) calendar days after conclusion of the Arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded.  The Arbitrator shall be authorized to award compensatory damages, but shall not be authorized to (i) award non-economic damages, such as for emotional distress, pain and suffering or loss of consortium, or punitive damages except as expressly authorized by statute, or (ii) reform, modify or materially change this Agreement or any other agreements contemplated hereunder.  The Arbitrator also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief that is within the scope of this Agreement, including, without limitation, an injunction or order for specific performance.

(d) Fees, Costs and Expenses.  Each party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the Administrator and the Arbitrator; provided, however, that the Arbitrator shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the Administrator and the Arbitrator.  Each party shall fully perform and satisfy the arbitration award within fifteen (15) days after the Arbitrator issues a written award and statement of decision to the parties.

(e) Waiver of Right to Jury Trial.  By agreeing to this binding arbitration provision, the parties understand that they are waiving certain rights and protections which may otherwise be available if any Claims between the parties were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this section 9, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence.

11. SUCCESSORS.  The representations, warranties and agreements in this Subscription Agreement shall be binding on the Subscriber’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company.

12. GOVERNING LAW.  This Subscription Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within that jurisdiction.

13. NUMBER AND GENDER.  The use of the singular number shall be deemed to include the plural and vice versa, and each gender shall be deemed to include each other gender, as the context may require, and “person” shall be deemed to include natural person, corporation, limited liability company, partnership, trust or other legal entity.

14. ENTIRE AGREEMENT.  This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.  The representations, warranties, covenants and agreements in this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement and shall continue in full force and effect except only to the extent otherwise provided in a written amendment of this Subscription Agreement, specifically referring hereto, that is signed by or on behalf of the Company and the Subscriber.

15. SEVERABILITY.  If any provision of this Subscription Agreement or the application thereof to any person or in any circumstances shall be held to be invalid, unlawful, or unenforceable to any extent, the remainder of this Subscription Agreement, and the application of such provision other than to the persons or in the circumstances deemed invalid, unenforceable or unlawful, shall not be affected thereby, and each remaining provision hereof shall continue to be valid and may be enforced to the fullest extent permitted by law.

[Signature page follows.]

IN WITNESS WHEREOF, I (we) have executed this Subscription Agreement this ____ day of ________________.  This signature page constitutes the signature page for all of the following legal documents (a) the Subscription Documents to which this signature page is attached, and (b) the Investor Questionnaire which is contained within these Subscription Documents.

AMOUNT OF COMMITMENT SUBSCRIBED FOR: $          __________

If the Investor is an individual, please sign, date, and print your name to the right:	(Printed Name)

Signature

Date

If the Investor is an organization or entity, please print the name of the organization or entity and have an authorized person sign and date to the right:	(Printed Name of Entity)

Signature

Title (e.g., trustee, etc.)

Date

Counterpart Signature Page to Subscription Agreement for
BLACKRIDGE RESEARCH, INC.

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THE FOLLOWING ACCEPTANCE IS TO BE

COMPLETED BY AN EXECUTIVE OFFICER OF THE COMPANY
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The foregoing Subscription Agreement is accepted this __ day of ________, effective as of the __ day of ______________.

BLACKRIDGE RESEARCH, INC., A Nevada corporation By: Robert J Graham, CEO